Exhibit 99.1

TOMI™ Announces Strategic Leadership Changes in Its Executive Suite

BEVERLY HILLS, Calif.--(BUSINESS WIRE)--October 1, 2014--TOMI™ Environmental Solutions, Inc. (“TOMI” or the “Company”) (TOMZ), a global bacteria and infectious disease control company, announced strategic changes in its executive management team as part of the Company’s long-term organizational strategy to align the business to continue to drive growth. The changes reflect the Company’s focus on the international growth of its BIT technology, optimizing go-to-market strategies and sharpening focus on supply chain and manufacturing capabilities.

TOMI’s board of directors (the “Board”) has appointed Joseph Plascencia to TOMI’s Board. Mr. Plascencia is Founder and Chief Executive Officer of JP Tech Insurance Services, Inc. He formed the Company in 2002 after restructuring the Los Angeles office of a fifth-generation East Coast insurance firm owned by a private equity arm of JP Morgan. Mr. Plascencia is recognized as an industry leader in the practice of Directors and Officers Liability and Corporate Risk Management, especially in the Life Sciences industry. With broad business experience, he frequently advises directors of public and private companies on issues of corporate governance and sustainable risk management. Mr. Plascencia began his career in the professional liability area with Chubb Group of Insurance Companies (“Chubb”). At Chubb, he managed the Executive Protection Practice and the Department of Financial Institutions before joining the brokerage side of the business with Aon Corporation Financial Services Group in Los Angeles and London in an exchange program at Lloyds of London.

Mr. Plascencia is a graduate of the University of Southern California and has served as a member of the USC Board of Governors and as an executive member of the USC Trojan Board of Directors. He is a Dean member of the Marshall School of Business and the USC Associates. Mr. Plascencia is also a member of several business and civic organizations including The Dedeaux Foundation, where he serves as a board member. He is Founder of the Los Angeles Philharmonic and member of its Board of Overseers. He is also Founder of the USC Galen Center and Committee member of the USC Cardinal & Gold.

Dr. Halden Shane, TOMI’s Chairman of the Board and Chief Executive Officer, stated, “It is my pleasure to appoint Joseph to TOMI’s Board. He has excelled in the risk management industry and has been a huge supporter. His vision parallel’s the Board’s as having TOMI’s BIT technology accepted as the decontamination technology of the world. Joseph’s international understanding of risk management and outcome management has positioned TOMI in establishing a risk management program with leading insurance carriers in the world, thereby reducing insurance costs to certain industries in which SteraMist is implemented in their cleaning cycle. This effort will serve as a big contribution in moving TOMI’s BIT technology to center stage.”

Commenting on his appointment to the Board, Mr. Plascencia stated, “I am honored to be appointed as a member of TOMI’s board of directors and eager to work constructively with Dr. Halden Shane and the entire TOMI board to help unlock greater value for TOMI’s shareholders. This is an exciting opportunity to help realize the exceptional future of the Company on a global stage with integrated risk management and decontamination services through its Binary Ionization Technology.”

The Company also announced that Mark Futrovsky has stepped down effective immediately as TOMI’s President. “Mark Futrovsky has been a significant contributor during his 3-years association with TOMI, including the last 8 months as President," stated Dr. Halden Shane. “While progress has been made over the last 8 months in many areas, it was the Board’s judgment that was in the best interests of the Company to make a change in the role of President. This position will be vacant at the moment.”

TOMI also announced that effective today, Sam Bergman has stepped down effective immediately as TOMI’s Chief Operating Officer (“COO”). Dr. Halden Shane stated, “Whereas technical expertise was previously paramount, the competencies being sought today are more about leadership skills than technical ones. TOMI needs inspirational take-charge leadership with visionary thoughts only for the advancement of one company--that company being TOMI.”

TOMI’s Board has appointed Norris Gearhart as its Chief Operating Officer. Dr. Shane stated that “By appointing Norris as our Chief Operating Officer, the Company will have a COO that will be able to focus full-time with the attitude that “mission complete” is the only way to succeed.”

Mr. Gearhart was a Green Beret in the U.S. Army and held such positions as Chemical Officer, Detachment Commander, Training Officer, Platoon Leader and Operational Detachment Alpha, Technician Detachment Commander 20th Special Forces Group (Airborne) Glen Arm, Md.

Since January 2014, Mr. Gearhart has served as Vice President of Technical Operations for TOMI. Under his service during the last 9 months, TOMI’s revenue has almost doubled every quarter. He has developed, implemented and administered operating policies and procedures for the installation/service, quality control and technical training departments. He developed and administered operational and technical customer service training standards, processes and procedures. Mr. Gearhart has responded to decontamination projects across the United States, the Middle East, Europe and Panama.

Dr. Halden Shane stated, “We are pleased to have Norris join the TOMI team. With his strong industry experience, leadership skills and dedication, he will be instrumental in the continued growth and success of TOMI, both nationally and internationally.”

Commenting on his appointment, Mr. Gearhart stated, “I am thrilled and honored to assume the position of COO and look forward to bringing TOMI and its Binary Ionization Technology to the forefront of the decontamination industry. TOMI is uniquely positioned to capitalize in the fast-growing decontamination marketplace. I am excited to continue working with Dr. Halden Shane and the TOMI team to build new business, seek out new growth opportunities and help TOMI to consistently deliver highly effective decontamination products and services, both domestically and internationally.”

Dr. Halden Shane stated, “My view is that TOMI’s assets are strong and its technology is 5-10 years ahead of the competition and yet the Company is underperforming against the opportunity. I’m looking forward to working with the new team to build upon the significant assets in place to help TOMI accelerate value creation for all of its shareholders. This includes upgrading our current organization, building better processes and systems, continuation of regulatory compliance and advancing in obtaining an FDA registration along with other EPA registrations, improving commercial relationships abroad, increasing international market share, and developing leadership with unquestioned loyalty.”

Dr. Halden Shane also stated that, “The Board’s decision to make these leadership changes was not based on any particular event but was instead made after ongoing consideration and a deliberative process.”

The Company also announced that Nick Jennings has been appointed as TOMI’s Chief Financial Officer, which position had been vacant since August of 2014. Mr. Jennings is a Certified Public Accountant who has over 11 years of public accounting experience working closely with both public and privately held companies. Prior to joining TOMI, Mr. Jennings held a senior management position for a prominent Los Angeles-based accounting firm, providing business taxation, finance, accounting and other planning and consulting services to clients who occupied the manufacturing and distribution, retail, and service industries. Having worked directly with management and the accounting departments of a wide range of middle-market to larger market companies, and in various complex scenarios, Mr. Jennings’ background and experience allows him to provide unique insight and solutions to a business's needs.

Commenting on the appointment of Mr. Jennings, Dr. Halden Shane stated, “Nick’s role will be to make the tools for TOMI to successfully carry-out its strategic business decisions, influencing strategy and priorities, and ensuring that our efforts achieve the desired business outcomes. We are thrilled to have someone like Nick join our executive suite.”

Commenting on his appointment, Mr. Jennings stated, “It is exciting to accept the position of CFO at TOMI, as the Company is poised to grow the overall business and brand. I look forward to working with management to plan and achieve financial goals that will support our growth objective to become the global leader in decontamination and disease control.”

The Company also announced that it has moved its East Coast headquarters to Frederick, Maryland, as TOMI was previously sharing space with Rolyn Companies in Rockville, Maryland. Now that TOMI’s revenue has begun to almost double every quarter for the last three quarters, TOMI’s East Coast operations need to expand. The Board voted to relocate from Rockville to a new headquarters at the Westview Business Park located in Frederick, Maryland. This location is closer to TOMI’s manufacturing facilities, key employees and sales force. TOMI’s new facility will encompass 5,030 square feet and consist of a warehouse, lab, training facility and offices for TOMI’s employees.

Additional information will be disclosed during TOMI’s next earnings conference call, which is scheduled to be held on October 21, 2014 at 2:00 p.m. Eastern Time/11:00 a.m. Pacific Time, to discuss the Company’s results from its second and third quarters of 2014, and also to review guidance.

Interested investors and other parties may access the conference call and live audio webcast over the Internet via TOMI’s website at http://www.tomiesinc.com/invest. To listen to the live audio-only call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. Replays of the call will be available for a 7-day period commencing at 3:00 p.m. Eastern Time on October 21, 2014. A transcript of our officers’ remarks will be available on the Investor Relations page of TOMI’s website shortly after the call is completed.

About TOMI™ Environmental Solutions, Inc.

TOMI™ Environmental Solutions, Inc. (TOMZ) is a global bacteria decontamination and infectious disease control company, providing green energy-efficient environmental solutions for indoor surface decontamination through manufacturing, sales, servicing and licensing of TOMI’s Hydrogen Peroxide mist and fog product SteraMist™ that utilizes TOMI’s™ Binary Ionization Technologies (BIT) platform. TOMI™’s products are designed to service a broad spectrum of commercial structures including medical facilities, office buildings, hotel and motel rooms, schools, restaurants, meat and produce processing facilities, military barracks, and athletic facilities. TOMI™’s products and services have also been used in single-family homes and multi-unit residences.

TOMI™ also develops training programs and application protocols for its clients and is a member in good standing with The American Biological Safety Association, The American Association of Tissue Banks, Association for Professionals in Infection Control and Epidemiology, Society for Healthcare Epidemiology of America, The Restoration Industry Association, Indoor Air Quality Association and The International Ozone Association.

For additional product information, visit www.tomiesinc.com or contact us at info@tomiesinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain written and oral statements made by us may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Forward-looking statements are identified by such words and phrases as “we expect,” “expected to,” “estimates,” “estimated,” “current outlook,” “we look forward to,” “would equate to,” “projects,” “projections,” “projected to be,” “anticipates,” “anticipated,” “we believe,” “could be,” and other similar phrases. All statements addressing operating performance, events, or developments that we expect or anticipate will occur in the future, including statements relating to revenue growth, earnings, earnings-per-share growth, or similar projections, are forward-looking statements within the meaning of the Reform Act. Because they are forward-looking, they should be evaluated in light of important risk factors that could cause our actual results to differ materially from our anticipated results. The information provided in this document is based upon the facts and circumstances known at this time. We undertake no obligation to update these forward-looking statements after the date of this release.

CONTACT:
TOMI™ Environmental Solutions, Inc.
Dr. Halden Shane, Chairman of the Board & Chief Executive Officer
(310) 275-2255 | (800) 525-1698
or
INVESTOR RELATIONS:
Syndicated Capital, Inc.
John T. Hillman
(310) 255-4445